UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 6, 2016

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W, Washington, D.C.	20037-1701
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On and effective December 6, 2016, the Board of Directors of Danaher Corporation (the “Company”) amended and restated the Company’s Amended and Restated By-laws (as so amended and restated, the “By-laws”) to implement proxy access. The By-laws include a new Section 11 and Section 12 in Article II that permit a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding shares of common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials a number of director nominees up to the greater of (1) two, or (2) twenty percent of the Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the By-laws. Written notice of the nomination(s) must be submitted to the Secretary of the Company at its principal executive offices no less than 120 days nor more than 150 days prior to the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders.

The amendments also (1) modify the By-law provision that allows any two directors to call a special meeting of shareholders to instead require at least a majority of directors to call a special meeting of shareholders, and (2) require director nominees nominated by stockholders other than through the proxy access provision to disclose third party director compensation and voting arrangements, and agree to comply with the Company’s corporate governance and director qualification policies and processes, on the same basis as required for proxy access nominees. The By-laws also include a number of ministerial, clarifying and conforming changes.

The foregoing description is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

3.2	Amended and Restated By-Laws of Danaher Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ James F. O’Reilly
	Name:	James F. O’Reilly
	Title:	Vice President, Associate General Counsel and Secretary

Dated: December 6, 2016